UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported): January 27, 2000


                         WINTRUST FINANCIAL CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


                         Commission File Number 0-21923


          Illinois                                       36-3873352
-----------------------------               ------------------------------------
(State or other Jurisdiction                (I.R.S. Employer Identification No.)
    of Incorporation)




                               727 North Bank Lane
                           Lake Forest, Illinois 60045
             -------------------------------------------------------
                    (Address of Principal Executive Offices)


                                 (847) 615-4096
      ---------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)
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ITEM 5.  OTHER EVENTS.

On January 27, 2000, Wintrust Financial Corporation ("Company") announced that its Board of Directors approved its first semi-annual cash dividend in the amount of $0.05 per share of outstanding common stock. The dividend is payable on February 24, 2000 to shareholders of record as of February 10, 2000.

Additionally, the Board of Directors approved a stock buyback program authorizing the purchase of up to 300,000 shares of the Company's common stock, from time to time, in open market or privately negotiated transactions. The shares authorized to be repurchased represent approximately 3% of the Company's currently outstanding common shares. Shares repurchased, if any, would be available for issuance under the Company's stock incentive plan, employee stock purchase plan and other corporate purposes.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibit

Exhibit 99 - Press Release dated January 27, 2000.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                         WINTRUST FINANCIAL CORPORATION
                                  (Registrant)


Date:  February 11, 2000                     /s/ David A. Dykstra
                                             --------------------
                                             Executive Vice President
                                             & Chief Financial Officer

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